      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 15, 1997

                                                       REGISTRATION NO. 33-73534
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                         POST-EFFECTIVE AMENDMENT NO. 3

                                       TO

                                    FORM S-1
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ------------------------

                         LOUISIANA CASINO CRUISES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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
          LOUISIANA                          7999                         72-1196619
 (STATE OR OTHER JURISDICTION    (PRIMARY STANDARD INDUSTRIAL          (I.R.S. EMPLOYER
               OF                CLASSIFICATION CODE NUMBER)        IDENTIFICATION NUMBER)
INCORPORATION OR ORGANIZATION)
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                            ------------------------

                         LOUISIANA CASINO CRUISES, INC.
                             1717 RIVER ROAD NORTH
                          BATON ROUGE, LOUISIANA 70802
                                 (504) 381-7777
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                DALE A. DARROUGH
                         LOUISIANA CASINO CRUISES, INC.
                             1717 RIVER ROAD NORTH
                          BATON ROUGE, LOUISIANA 70802
                                 (504) 381-7777
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                    COPY TO:
                               J. THOMAS COOKSON
                              HOLLAND & KNIGHT LLP
                              701 BRICKELL AVENUE
                              MIAMI, FLORIDA 33131
                                 (305) 789-7779
                            ------------------------

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ] ____________
                            ------------------------
================================================================================

     Pursuant to a Registration Statement on Form S-1, Registration No. 33-73534 (the "Registration Statement"), effective March 1, 1994, Louisiana Casino Cruises, Inc., a Louisiana corporation, registered for sale from time to time by selling security holders 153,000 warrants (the "Warrants") to acquire shares of common stock, no par value per share (the "Common Stock"), and 153,000 shares of Common Stock issuable upon exercise of the Warrants. This Post-Effective Amendment serves to deregister the 152,100 Warrants and the 153,000 shares of Common Stock that have not been, and will not be, sold by security holders pursuant to the Registration Statement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on May 14, 1997.

                                            LOUISIANA CASINO CRUISES, INC.

                                            By:     /s/ W. PETER TEMLING
                                              ----------------------------------
                                              W. Peter Temling
                                              Acting Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

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
                      SIGNATURE                                          TITLE                       DATE
                      ---------                                          -----                       ----

/s/ ROBERT B. STURGES                                    Chairman of the Board                      May 14, 1997
-----------------------------------------------------
Robert B. Sturges

/s/ DAN S. MEADOWS                                       President and Director (Principal        April 25, 1997
-----------------------------------------------------    Executive Officer)
Dan S. Meadows

/s/ LEON R. TARVER II                                    Director                                   May 14, 1997
-----------------------------------------------------
Leon R. Tarver II

/s/ W. PETER TEMLING                                     Acting Chief Financial Officer             May 14, 1997
-----------------------------------------------------    (Principal Financial and
W. Peter Temling                                         Accounting Officer)
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